UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 15, 2008

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain

Officers.

(e)	On February 15, 2008, Marsh & McLennan Companies, Inc. (“MMC”) and Michael G.

Cherkasky, MMC’s former president and chief executive officer, entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement sets forth the terms and conditions of Mr. Cherkasky’s separation from MMC following termination of his employment effective January 29, 2008 (the “Separation Date”).

The compensation provided by MMC to Mr. Cherkasky under the Separation Agreement is largely determined by operation of the Employment Agreement entered into between MMC and Mr. Cherkasky as of July 25, 2005 (the “Employment Agreement”). A copy of the Employment Agreement is attached as Exhibit 10.1 to MMC’s Current Report on Form 8-K filed with the SEC on July 29, 2005.

The principal terms of the Separation Agreement are summarized below. This summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

2007 Bonus Determination

The compensation committee of MMC’s board of directors has determined that Mr. Cherkasky will receive no bonus in respect of fiscal 2007.

Separation Payment

MMC did not terminate Mr. Cherkasky’s employment for “cause,” as that term is defined in the Employment Agreement. MMC therefore will pay Mr. Cherkasky a lump sum of $7,150,000. This amount is calculated in accordance with §5.5(d) of the Employment Agreement and represents two times the sum of: (x) $1.0 million, which was Mr. Cherkasky’s base salary as of the Separation Date; and (y) $2.575 million, which was Mr. Cherkasky’s average bonus for 2005 and 2006.

Full Vesting of Equity-Based Awards

The Separation Agreement recognizes that, in accordance with §5.5(d) of the Employment Agreement, all unvested equity-based awards previously granted to Mr. Cherkasky vested in full as of the Separation Date.

•

Restricted Stock Units and Shares of Restricted Stock.    As of the Separation Date, Mr. Cherkasky held 293,409 MMC restricted stock units (including 151,126 performance restricted stock units) and 128,469 shares of MMC restricted stock. MMC had previously granted these equity awards to Mr. Cherkasky under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. None of these awards had vested prior to the Separation Date. As of the Separation Date, they all vested fully. MMC will distribute all 293,409 restricted stock units and all

128,469 shares of restricted stock to Mr. Cherkasky within five weeks following the date of the Separation Agreement.

•

Stock Options.    As of the Separation Date, Mr. Cherkasky held options, previously awarded under MMC’s 2000 Senior Executive Incentive and Stock Award Plan, to purchase a total of 820,967 shares of MMC common stock. Of this total, 343,938 stock options had already vested prior to the Separation Date. The remaining 477,029 stock options vested fully as of the Separation Date. Mr. Cherkasky’s 820,967 vested stock options will be exercisable for five years following the Separation Date, subject to satisfaction of the following performance contingencies:

▪

426,621 stock options granted to Mr. Cherkasky in 2005 will become exercisable only if the closing price of MMC common stock is at least 115% of the exercise price for 30 consecutive trading days. The exercise price is $29.19.

▪

238,096 stock options granted to Mr. Cherkasky in 2006 will become exercisable only if the closing price of MMC common stock is at least 115% of the exercise price for 10 consecutive trading days. The exercise price is $30.215.

▪

156,250 stock options granted to Mr. Cherkasky in 2007 will become exercisable only if the closing price of MMC common stock is at least 115% of the exercise price for 10 consecutive trading days. The exercise price is $29.60.

Separation Benefits

The Separation Agreement states that MMC will provide Mr. Cherkasky with certain benefits in connection with his separation of employment. These include:

•

Administrative Support; Outplacement Services.    MMC will provide Mr. Cherkasky with an offsite office and administrative support for one year following the Separation Date. If requested by Mr. Cherkasky, MMC will provide him with six months of executive outplacement services.

•

Executive Financial Services Program; Health Insurance.    Mr. Cherkasky is permitted to participate in MMC’s executive financial services program through December 31, 2008. Mr. Cherkasky may elect group health insurance continuation coverage under COBRA or the MMC Retiree Medical Plan. Alternatively, he may elect to receive certain MMC-sponsored group welfare continuation coverage.

Transition Consulting Services

The Separation Agreement provides that Mr. Cherkasky will render and be compensated for certain transition consulting services to MMC following the Separation Date. These arrangements are not contemplated by the Employment Agreement.

•

Transition Consulting Services.    Mr. Cherkasky will serve as a consultant to MMC through March 31, 2008, assisting with the transition process relating to his separation from employment and other projects as MMC may request.

•

Consulting Fee.    As compensation for his consulting services, MMC will pay Mr. Cherkasky a monthly fee of $333,333 for each of January, February and March 2008. The total fee will be reduced by the amount of salary paid to Mr. Cherkasky for the period January 1, 2008 through the Separation Date.

Non-Competition and Non-Solicitation; Release

The Separation Agreement contains non-competition, non-solicitation and release-of-claims provisions that are consistent with the terms of the Employment Agreement.

•

Non-Competition and Non-Solicitation.    As contemplated by §4.1(a) of the Employment Agreement, during the 24-month period following the Separation Date, Mr. Cherkasky agrees to refrain from engaging in specified competitive activities with respect to MMC, soliciting MMC’s clients with respect to specified competitive activities, and soliciting MMC’s employees to leave MMC.

•	Release. As contemplated by §5.7 of the Employment Agreement, Mr. Cherkasky unconditionally releases MMC from legal claims and liabilities.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation and Release Agreement, dated February 15, 2008, between Marsh &
McLennan Companies, Inc. and Michael G. Cherkasky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel &

  Corporate Secretary

Date:	February 22, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Separation and Release Agreement, dated February 15, 2008, between Marsh &

 McLennan Companies, Inc. and Michael G. Cherkasky.

5